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                                                                  EXHIBIT (a)(2)


                      ARTICLES OF AMENDMENT AND RESTATEMENT

                                       OF

                        THE FIRST COMMONWEALTH FUND, INC.



     The First Commonwealth Fund, Inc., a Maryland corporation, having its principal office in this state in Baltimore City, Maryland (which is hereinafter called the "Corporation"), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

     FIRST:    The Charter of the Corporation is hereby amended as follows:

     1. By deleting Article VI Section (b) and by inserting in its place the following new Article VI Section (b):

     Article VI Section (b) Classified Board.

     The Directors elected by holders of Common Stock shall be divided into three classes, as nearly equal in number as possible, and shall be designated as Class I, Class II, and Class III Directors, respectively, with the Class I Directors to be originally elected for a term expiring at the annual meeting held in 1993, the Class II Directors to be originally elected for a term expiring at the annual meeting held in 1994 and the Class III Directors to be originally elected for a term expiring at the annual meeting held in 1995. After expiration of the terms of office specified for such Directors, the Directors of each class shall serve for terms of three years, or, when filling a vacancy, for the unexpired portion of such term and until their successors are elected and have qualified.

     2. By deleting Article VIII Section (a) and by inserting in its place the following new Article VIII Section (a):

     ARTICLE VIII: Special Vote of Stockholders.

     (a) Except as otherwise provided in this Article VIII, the vote of the holders of shares representing at least 80% of the outstanding shares of the Corporation's Common Stock and Preferred Stock of all series voting as a single class shall be necessary to effect any of the following actions unless the Continuing Directors (as hereinafter defined) of the Corporation by a vote of at least 66-2/3% of such Directors approve such action, in which case, except as otherwise required by law or the Charter of the Corporation (x) with respect to those matters and transactions for which a stockholder vote is required under Maryland law, the requisite vote shall be the vote of at least a majority of the outstanding shares of the Corporation's Common Stock and Preferred Stock of all series voting as a single class, and (y) with respect to those matters and

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transactions for which a stockholder vote is not required under Maryland law, no stockholder vote will be required:

          (i) any amendment to the Corporation's Charter to make the Corporation's Common Stock a "redeemable security" (as such term is defined in the Investment Company Act of 1940) or to otherwise effect the conversion of the Corporation from closed-end to open-end status under the Investment Company Act of 1940;

          (ii) any amendment to the Corporation's Charter to provide for fewer than three classes of Directors elected by the holders of Common Stock;

          (iii) any amendment to the Corporation's Charter to reduce the 80% vote required by the holders of the Corporation's Common Stock and Preferred Stock or the 66-2/3% vote required by the Continuing Directors pursuant to this Article VIII;

          (iv)  any amendment to Article X of the Corporation's Charter;

          (v) any stockholder proposal as to specific investment decisions made or to be made with respect to the Corporation's assets; or

          (vi)  any Business Combination (as hereinafter defined).

     3. By deleting Article X Section (a) and by inserting in its place the following new Article X Section (a):

     Article X Section (a) Right to Amend.

     The Corporation reserves the right to amend, alter, change or repeal any provision of the Corporation's Charter (including any amendment that alters the contract rights, expressly set forth in the Charter, of any outstanding stock), and all rights conferred upon stockholders herein are granted subject to this reservation.

     SECOND:    The foregoing amendments to the Articles have been duly
approved by the sole Director of the Fund.

     THIRD:     There was no stock outstanding and entitled to be voted on this matter at the time of approval.

     FOURTH:    The Articles of Incorporation of the Corporation, as amended herein, are hereby restated as follows. The provisions set forth in this Restatement include all provisions of the Charter that are currently in effect, including the provisions set forth in Article First above.

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                        THE FIRST COMMONWEALTH FUND, INC.

                      ARTICLES OF AMENDMENT AND RESTATEMENT

ARTICLE I:   Incorporator.

     The undersigned, Margaret A. Bancroft, whose post office address is 477 Madison Avenue, New York, New York 10022, being at least eighteen years of age, does hereby act as incorporator under and by virtue of the Maryland General Corporation Law.

ARTICLE II:  Name.

     The name of the corporation is THE FIRST COMMONWEALTH FUND, INC. (the "Corporation").

ARTICLE III: Corporate Purposes and Powers.

     The purposes for which the Corporation is formed are to act as an investment company under the Federal Investment Company Act of 1940, as amended, and to exercise and enjoy all the powers, rights and privileges granted to, or conferred upon, corporations by the General Laws of the State of Maryland now or hereafter in force.

ARTICLE IV:  Address and Resident Agent.

     The post office address of the principal office of the Corporation in the State of Maryland is The Corporation Trust Incorporated, 32 South Street, Baltimore, Maryland 21202-3242. The name and address of the resident agent of the Corporation in the State of Maryland is The Corporation Trust Incorporated, whose post office address is 32 South Street, Baltimore, Maryland 21202-3242.

ARTICLE V:   Capital Stock.

     The total number of shares of all classes of stock which the Corporation shall have authority to issue is 400,000,000 shares with an aggregate par value of $400,000 initially divided into two classes of 300,000,000 shares of Common Stock, $.001 par value per share (Common Stock), and of 100,000,000 shares of Preferred Stock $.001 par value per share (Preferred Stock). The Board of Directors may classify or reclassify any unissued shares of stock by, among other things, setting or changing in any one or more respects the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends, qualifications, or terms or conditions of redemption of such shares of stock.

     The preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends, qualifications, and terms and conditions of redemption of the Common Stock and the Preferred Stock are as follows:

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     (a)  Common Stock.

          (i) Dividends. Subject to law and to the preferences of the Preferred Stock, the holders of the Common Stock shall be entitled to receive dividends at such time and in such amounts as may be determined by the Board of Directors.

          (ii) Voting. Except as provided by law or as otherwise contemplated by the Corporation's Charter, each outstanding share of Common Stock shall be entitled to one vote on each matter submitted to a vote of the stockholders of the Corporation and shares of Common Stock shall be voted together with all other shares of the Corporation's capital stock as one class.

          (iii) Liquidation. In the event of any merger, sale of assets, liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, after payment or provision for payment of the debts and other liabilities of the Corporation and the preferential amounts to which the holders of the Preferred Stock shall be entitled upon liquidation, the holders of the Common Stock shall be entitled to share in the remaining assets of the Corporation according to their respective interests.

     (b)  Preferred Stock.

          (i) Authority of the Board of Directors to issue in one or more series. Authority is expressly granted to the Board of Directors to authorize the issue of one or more series of Preferred Stock, and to fix by resolution or resolutions providing for the issue of each such series the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends, qualifications, and terms and conditions of redemption of each such series to the full extent now or hereafter permitted by law and subject to this Article V, including but not limited to the following:

                (A) The number of shares of each such series, which may subsequently be increased (except as otherwise provided by resolution or resolutions of the Board of Directors providing for the issue of such series) or decreased (to a number not less than the number of shares then outstanding) by resolution or resolutions of the Board of Directors, and the distinctive designation of each such series;

                (B) The rates or amounts, the periods, and the times of payment of dividends on shares of each such series;

                (C) The voting powers, if any, of the holders of each such series in addition to the voting powers provided by law and by these Articles of Incorporation;

                (D) The terms and conditions, if any, upon which the shares of each such series shall be convertible into or exchangeable for shares of any other

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          series, class or classes, or any other property, to the full extent now or hereafter permitted by law;

                (E) The time or times during which the price, or prices at which, and the terms and conditions on which, the shares of each such series may be redeemed;

                (F) The terms of any sinking fund to be applied to the purchase or redemption, or both, of shares of each such series, and the terms and amount of any sinking fund payments and the manner of their application; and

                (G) The amount which the holders of each such series shall be entitled to receive in the event of any merger, sale of assets, liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary.

          (ii) Dividends. The holders of Preferred Stock of each series shall be entitled to receive, when and as declared by the Board of Directors, dividends at the rates or amounts, for the periods, and at the times, determined in the manner specified for such series by the Board of Directors as authorized in the preceding part (b) (i) of this Article VI.

          (iii) Voting. Except as provided by law or as otherwise contemplated by the Corporation's Charter, including any Articles Supplementary, each outstanding share of Preferred Stock shall be entitled to one vote on each matter submitted to a vote of stockholders of the Corporation and shares of Preferred Stock of all series shall be voted together with all shares of the Corporation's capital stock as one class.

                (A) Directors. At any meeting of stockholders of the Corporation at which Directors are to be elected, the holders of shares of Preferred Stock of all series, voting separately as a single class, shall be entitled to elect two members of the Board of Directors, and the holders of Common Stock, voting separately as a single class, shall be entitled to elect the balance of the members of the Board of Directors.

                If at any time dividends on any outstanding Preferred Stock of any series shall be unpaid in an amount equal to two full years' dividends, the number of Directors constituting the Board of Directors shall automatically be increased by the smallest number that, when added to the number of Directors then constituting the Board of Directors, shall together with the two Directors elected by the holders of Preferred Stock pursuant to the preceding paragraph, constitute a majority of such increased number; and at a special meeting of stockholders, which shall be called and held as soon as practicable, and at all subsequent meetings at which Directors are to be elected, the holders of Preferred Stock of all series voting separately as a single class shall be entitled to elect the smallest number of additional Directors of the Corporation who, together with the two

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          Directors elected by the holders of Preferred Stock pursuant to the preceding paragraph, will constitute a majority of the total number of Directors of the Corporation so increased. If the Corporation thereafter shall pay, or declare and set apart for payment, in full all dividends accrued and payable on all outstanding shares of Preferred Stock of all series for all past dividend periods, the voting rights stated is this paragraph shall cease, and the terms of office of all additional Directors elected by the holders of Preferred Stock terminate automatically.

               Any vacancy in the office of any Director elected by the holders of shares of Preferred Stock may be filled by the remaining Directors (or Director) so elected or, if not so filled, by the holders of shares of Preferred Stock of all series, voting separately as a single class, at any meeting of stockholders for the election of Directors, provided, however, if Preferred Stock of any series is issued and at the time of issuance no existing Directors have been elected by the holders of Preferred Stock, then a majority of the Corporation's Directors, whether or not sufficient to constitute a quorum, may fill such vacancy or vacancies.

               (B) Other Voting Rights. In addition to any approval by stockholders that might otherwise be required by law or pursuant to the terms of any resolution fixing the terms of any series of Preferred Stock or amending any such terms, the approval of the holders of a majority of outstanding shares of Preferred Stock of all series, voting separately as a single class, shall be required to adopt any plan of reorganization that would adversely affect holders of the Preferred Stock, or take any action requiring a vote of security holders pursuant to Section 13(a) of the Investment Company Act of 1940, as amended.

          (iv) Liquidation. In the event of any merger, sale of assets, liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, the holders of Preferred Stock of each series shall be entitled to receive only such amount or amounts, including accrued and unpaid dividends, as shall have been fixed by the Corporation's Charter or by the resolution or resolutions of the Board of Directors providing for the issue of such series. If, upon any such merger, sale of assets, liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, the assets of the Corporation available for distribution among the holders of all outstanding shares of Preferred Stock of all series should be insufficient to permit the payment in full to such holders of the amounts to which they are entitled, then such available assets shall be distributed among the holders of shares of Preferred Stock ratably in any such distribution of assets according to the respective amounts that would be payable on all such shares if all amounts thereon were paid in full.

     (c) All Stock. No preemptive rights. No holder of shares of the Corporation, whether now or hereafter authorized, shall be entitled as of right to acquire from the Corporation any shares of the Corporation, whether now or hereafter authorized.

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ARTICLE VI:  Board of Directors.

         (a)    Number of Directors.

         The number of Directors of the Corporation shall consist initially of one director and thereafter of that number of Directors as is specified in the By-Laws of the Corporation. The name of that person who shall act as the initial Director until the first annual meeting and until his successor is elected and qualified is Timothy P. Sullivan.

         (b)    Classified Board.

         The Directors elected by holders of Common Stock shall be divided into three classes, as nearly equal in number as possible, and shall be designated as Class I, Class II, and Class III Directors, respectively, with the Class I Directors to be originally elected for a term expiring at the annual meeting held in 1993, the Class II Directors to be originally elected for a term expiring at the annual meeting held in 1994 and the Class III Directors to be originally elected for a term expiring at the annual meeting held in 1995. After expiration of the terms of office specified for such Directors, the Directors of each class shall serve for terms of three years, or, when filling a vacancy, for the unexpired portion of such term and until their successors are elected and have qualified.

         (c)    Removal of Directors.

         The stockholders of any class of stock may, by the affirmative vote of the holders of shares representing at least 80% of the outstanding shares of such class of stock, remove any Director or Directors of such class from office, for cause only and similarly elect a successor or successors to fill any resulting vacancies for the unexpired terms of the removed Director or Directors.

ARTICLE VII:  Management of the Affairs of the Corporation.

         (a)    Power Vested in Board.

         All corporate powers and authority of the Corporation (except as at the time otherwise provided by statute, by these Articles of Incorporation or by the By-Laws) shall be vested in and exercised by the Board of Directors.

         (b)    Power to Adopt By-Laws.

         The Board of Directors shall have the power to adopt, alter or repeal the By-Laws of the Corporation except to the extent that the By-Laws otherwise provide.

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         (c)    Corporation's Books and Accounts.

         The Board of Directors shall have power from time to time to determine whether and to what extent, and at what times and places and under what conditions and regulations, the accounts and books of the Corporation (other than the stock ledger) or any of them shall be open to the inspection of stockholders, and no stockholder shall have any right to inspect any account, book or document of the Corporation except to the extent permitted by statute or the By-Laws.

         (d)    Determination of Net Income, etc.

         The Board of Directors shall have the power to determine, as provided herein or in any Articles Supplementary, or if provision is not so made, in accordance with generally accepted accounting principles, what constitutes net income, total assets and the net asset value of the shares of Common Stock of the Corporation.

         (e)    Declaration of Dividends.

         The Board of Directors shall have the power to declare and distribute dividends from funds legally available therefor in such amount, if any, and in such manner and to the stockholders of record as of such date, as the Board of Directors may determine.

ARTICLE VIII:  Special Vote of Stockholders.

         (a) Except as otherwise provided in this Article VIII, the vote of the holders of shares representing at least 80% of the outstanding shares of the Corporation's Common Stock and Preferred Stock of all series voting as a single class shall be necessary to effect any of the following actions unless the Continuing Directors (as hereinafter defined) of the Corporation by a vote of at least 66-2/3% of such Directors, approve such action, in which case, except as otherwise required by law or the Charter of the Corporation (x) with respect to those matters and transactions for which a stockholder vote is required under Maryland law, the requisite vote shall be the vote of at least a majority of the outstanding shares of the Corporation's Common Stock and Preferred Stock of all series voting as a single class, and (y) with respect to those matters and transactions for which a stockholder vote is not required under Maryland law, no stockholder vote will be required:

                (i) any amendment to the Corporation's Charter to make the Corporation's Common Stock a "redeemable security" (as such term is defined in the Investment Company Act of 1940) or to otherwise effect the conversion of the Corporation from closed-end to open-end status under the Investment Company Act of 1940;

                (ii) any amendment to the Corporation's Charter to provide for fewer than three classes of Directors elected by the holders of Common Stock;

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         (iii)  any amendment to the Corporation's Charter to reduce the 80%
vote required by the holders of the Corporation's Common Stock and Preferred Stock or the 66-2/3% vote required by the Continuing Directors pursuant to this
Article VIII;

         (iv)   any amendment to Article X of the Corporation's Charter;

         (v) any stockholder proposal as to specific investment decisions made or to be made with respect to the Corporation's assets; or

         (vi)   any Business Combination (as hereinafter defined).

(b)      For the purposes of this Article VIII:

         (i) "Business Combination" shall mean any of the transactions described or referred to in any one or more of the following subparagraphs:

                (A) any merger or consolidation of the Corporation with or into any other person;

                (B)   the liquidation or dissolution of the Corporation;

                (C) any sale, lease, exchange, mortgage, pledge, transfer or other disposition (in one transaction or a series of transactions) to or with any other person of any assets of the Corporation having an aggregate Fair Market Value of $1,000,000 or more except for transactions of the Corporation effected in the ordinary course of the Corporation's investment activities;

                (D) the issuance or transfer by the Corporation (in one transaction or a series of transactions) of any securities of the Corporation to any other person in exchange for cash, securities or other property (or a combination thereof) having an aggregate Fair Market Value of $1,000,000 or more excluding (1) sales of any securities of the Corporation in connection with a public offering thereof, (2) issuance of any securities of the Corporation pursuant to a dividend reinvestment plan adopted by the Corporation and (3) issuance of any securities of the Corporation upon the exercise of any stock subscription rights distributed by the Corporation;

         (ii) "Continuing Director" shall mean any member of the Board of Directors of the Corporation who has been a member of the Board of Directors for a period of at least 12 months, or who is a successor of a Continuing Director and is recommended to succeed a Continuing Director by a majority of the Continuing Directors then on the Board of Directors.

         (iii) "Person" shall mean an individual, a corporation, a trust or a partnership.

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         (c)    Except as otherwise provided in the Corporation's Charter or as otherwise provided in the Investment Company Act of 1940, notwithstanding any provision of law requiring authorization of any action by a greater proportion than a majority of the total number of shares of all classes of the Corporation's stock or of the total number of shares of any class of the Corporation's stock, such action shall be valid and effective if authorized by the affirmative vote of the holders of a majority of the total number of outstanding shares of all classes of the Corporation's stock outstanding and entitled to vote thereon.

ARTICLE IX:  Liability; Indemnification.

         (a)    Indemnification.

         The Corporation, including its successors and assigns, shall indemnify its Directors and Officers and make advanced payment of related expenses to the fullest extent permitted, and in accordance with the procedures required, by the General Laws of the State of Maryland and the Investment Company Act of 1940, as amended. The By-Laws may provide that the Corporation shall indemnify its employees and/or agents in any manner and within such limits as permitted by applicable law. Such indemnification shall be in addition to any other right or claim to which any Director, Officer, employee or agent may otherwise be entitled. The Corporation may purchase and maintain insurance on behalf of any person who is or was a Director, Officer, employee or agent of the Corporation or is or was serving at the request of the Corporation as a Director, Officer, partner, trustee, employee or agent of another foreign or domestic corporation, partnership, joint venture, trust or other enterprise or employee benefit plan, against any liability (including, with respect to employee benefit plans, excise taxes) asserted against and incurred by such person in any such capacity or arising out of such person's position, whether or not the Corporation would have had the power to indemnify against such liability. The rights provided to any person by this Article IX shall be enforceable against the Corporation by such person who shall be presumed to have relied upon such rights in serving or continuing to serve in the capacities indicated herein. No amendment of the Corporation's Charter shall impair the rights of any person arising at any time with respect to events occurring prior to such amendment.

         (b)    Liability for Money Damages.

         To the fullest extend permitted by the Maryland General Corporation Law and the Investment Company Act of 1940, as amended, no Director or Officer of the Corporation shall be liable to the Corporation or to its stockholders for money damages. No amendment to the Corporation's Charter or repeal of any of its provisions shall limit or eliminate the benefits provided to Directors and Officers under this provision with respect to any act or omission which occurred prior to such amendment or repeal.

         (c)    Reliance.

         In performance of his duties, a director is entitled to rely on information, opinion, report, or statement, including any financial statement or other financial data, prepared by others, to the extent not inconsistent with the General Laws of the State of Maryland. A person who performs

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his duties in accordance with the standards of Article 2-405.1 of the Maryland
General Corporation Law or otherwise in accordance with applicable law shall have no liability by reason of being or having been a Director of the Corporation.

ARTICLE X:  Amendment.

         (a)    Right to Amend.

         The Corporation reserves the right to amend, alter, change or repeal any provision of the Corporation's Charter (including any amendment that alters the contract rights, expressly set forth in the Charter, of any outstanding stock), and all rights conferred upon stockholders herein are granted subject to this reservation.

         (b)    Required Vote.

         The provisions of this Article X and Articles VI and VIII may not be amended, altered, changed or repealed except by the approval of holders of shares of stock representing at least 80% of the outstanding shares of Common Stock and Preferred Stock of all series voting as a single class.

ARTICLE XI:  References to Statutes, Articles, and By-Laws.

         All references herein to statutes, the Articles of Incorporation or the By-Laws shall be deemed to refer to those statutes, these Articles of Incorporation or those By-Laws as they are amended and in effect from time to time.

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         IN WITNESS WHEREOF, The First Commonwealth Fund, Inc. has caused these
Articles of Amendment and Restatement to be signed in its name and on its behalf by its duly authorized officers who acknowledge that these Articles are the act of the Corporation, that to the best of their knowledge, information and belief all matters and facts set forth herein relating to the authorization and approval of the Articles of Amendment and Restatement are true in all material respects and that this statement is made under the penalties of perjury.

                                               THE FIRST COMMONWEALTH FUND, INC.

                                               By: /s/ Richard P. Strickler
                                                   -----------------------------
                                                   Richard P. Strickler
                                                   President

ATTEST:

/s/ Margaret A. Bancroft
--------------------------------------
Margaret A. Bancroft
Assistant Secretary

Dated the 31 day of January, 1992.

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